Exhibit 5.1
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               [On Cleary, Gottlieb, Steen & Hamilton letterhead]




                                  July 24, 2003


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

         We have acted as special counsel to MS Structured Asset Corp. (the "Depositor") in connection with the formation of Structured Asset Trust Unit Repackagings ("SATURNS") Trust No. 2003-10 (the "Trust"), the issuance by the Trust of $25,148,375 principal amount of Units (the "Units"), and the offer and sale of the Units by the Underwriter. The Units are offered pursuant to a registration statement on Form S-3 (No. 333-101155). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus, as supplemented by the prospectus supplement dated July 21, 2003 and the prospectus supplement dated July 22, 2003, and as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the "Prospectus." This opinion letter is furnished pursuant to Section 4(c) of the Underwriting Agreement dated July 24, 2003 (the "Underwriting Agreement") between the Depositor and the Underwriter. The Trust is organized under the laws of the State of New York, pursuant to the Trust Agreement, dated July 24, 2003 (the "Trust Agreement"), between LaSalle Bank National Association, as trustee (the "Trustee") and the Depositor, which Trust Agreement, to the extent provided therein, incorporates by reference the Standard Terms referenced therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Trust Agreement.

         In arriving at the opinions expressed below, we have reviewed the following documents:

         (a) the Prospectus and the documents incorporated by reference therein;

         (b) the Trust Agreement; and

         (c) the Units.

         In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Depositor and such other instruments and other certificates of public officials, officers and representatives of the Depositor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Depositor in the Standard Terms).

         Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

         1. Assuming the Trust Agreement has been duly authorized, executed and delivered by each of the Trustee and the Depositor, the Trust Agreement is the valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms.

         2. The Units, assuming that they have been duly and validly authorized, executed, and issued by the Trustee, authenticated as specified in the Trust Agreement and delivered to the Depositor, have been legally and validly issued, the holders of the Units will be entitled to the benefits of the Trust Agreement, and the Units are fully paid and nonassessable.

         Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation (a) we have assumed that each other party to such agreement or obligation other than the Depositor has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         The foregoing opinions are limited to the federal law of the United States of America, and the law of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Registration Statement and the related Prospectus under the caption "Validity of Units". By giving such consent, we do not admit that we are "experts" within the meaning of the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                             Very truly yours,

                                             CLEARY, GOTTLIEB, STEEN & HAMILTON



                                             By  /s/  Michael A. Mazzuchi
                                                 -----------------------------
                                                 Michael A. Mazzuchi, a Partner